                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-8 of LEAR SEATING Corporation of our report dated August 23, 1995 with respect to the balance sheet of Plastifol GmbH & Co. KG as of 31 December 1994 and the related profit and loss account and cash flow statement for the year then ended which report appears in the Form 8-K of LEAR SEATING Corporation filed on August 28, 1995.

                                      /s/ KPMG Deutsche Treuhand-Gesellschaft

                                      KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                      Aktiengesellschaft
                                      Wirtschaftsprufungsgesellschaft

Munich, Germany
  February 28, 1996